Exhibit 99.2

New World Systems
Corporation

Financial Statements

For the Nine Months Ended September 30, 2015

Page(s)

Condensed Financial Statements

Balance Sheets1

Statements of Income2

Statements of Stockholders’ Equity3

Statements of Cash Flows4

Notes to Financial Statements5–7

New World Systems Corporation

Balance Sheets (unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$65,617,557	$48,018,002
Accounts receivable (less allowance for losses of $1,000,000 at September 30, 2015 and $800,000 at December 31, 2014)	28,569,639	31,754,334
Prepaid expenses and other current assets	3,249,350	2,814,430
Total current assets	97,436,546	82,586,766

Land and land improvements	4,244,603	4,244,603
Building	8,821,671	8,821,671
Computer/office equipment and software	6,099,632	5,408,304
Furniture and fixtures	1,696,301	2,250,888
Leasehold improvements	227,813	227,813
Construction in progress	6,033,515	—
	27,123,535	20,953,279
Less: Accumulated depreciation and amortization	(5,737,507)	(5,043,013)
Net property and equipment	21,386,028	15,910,266
Total assets	$118,822,574	$98,497,032

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,653,127	763,361
Accrued liabilities	16,870,471	6,509,727
Current maturities of long-term debt	317,610	326,291
Customer deposits	1,593,988	1,275,831
Deferred revenue	51,051,143	47,107,646
Total current liabilities	74,486,339	55,982,856

Long-term liabilities:
Long-term debt and notes payable	324,609	530,025
Deferred revenues	5,020,072	6,175,416
Other long term liabilities	434,170	419,386
Total liabilities	80,265,190	63,107,683

Commitments and contingencies

Stockholders' equity:
Common stock, no par value; 5,000,000 shares authorized; 3,219,250 and 3,222,250 shares issued and outstanding at September 30, 2015 and December 31, 2014	1,794,749	1,795,080
Notes receivable, employee stock	(3,761)	(9,540)
Retained earnings	36,766,396	33,603,809
Total stockholders' equity	38,557,384	35,389,349
Total liabilities and stockholders' equity	$118,822,574	$98,497,032

The accompanying notes are an integral part of these financial statements.

New World Systems Corporation

Statements of Income (unaudited)

	Nine months ended September 30,
	2015	2014
Revenues:
Software licenses	$14,306,245	$13,501,795
Subscriptions	3,603,465	2,809,930
Software services	20,879,118	20,405,534
Maintenance	48,122,740	44,705,800
Hardware and other	1,581,490	1,611,316
Total revenues	88,493,058	83,034,375

Cost of revenues:
Software licenses	553,383	556,327
Software services, maintenance and subscriptions	15,854,872	14,824,902
Hardware and other	1,255,906	1,323,324
Total cost of revenues	17,664,161	16,704,553

Gross profit	70,828,897	66,329,822

Selling, general and administrative expenses	32,796,225	30,717,002
Research and development expense	19,336,602	16,509,654

Operating income	18,696,070	19,103,166

Other expense, net	19,211	41,476
Income before income taxes	18,676,859	19,061,690
Income tax provision	135,000	135,000
Net income	$18,541,859	$18,926,690

The accompanying notes are an integral part of these financial statements.

New World Systems Corporation

Statements of Stockholders’ Equity (unaudited)

			Notes
			Receivable,
	Common Stock		Employee	Retained
	Shares	Amount	Stock	Earnings	Total

Balance at January 1, 2014	$3,186,800	$1,100,750	$(32,378)	$45,469,235	$46,537,607

Net income	—	—	—	18,926,689	18,926,689
Stockholder distributions	—	—	—	(14,411,210)	(14,411,210)
Issuance of common stock	16,500	289,080	—	—	289,080
Repurchase of common stock	(6,500)	(40,635)	—	(46,075)	(86,710)
Collection of notes receivable, employee stock	—	—	19,235	—	19,235
Balance at September 30, 2015	$3,196,800	$1,349,195	$(13,143)	$49,938,639	$51,274,691

			Notes
			Receivable,
	Common Stock		Employee	Retained
	Shares	Amount	Stock	Earnings	Total

Balance at January 1, 2015	$3,222,250	$1,795,080	$(9,540)	$33,603,809	$35,389,349

Net income	—	—	—	18,541,859	18,541,859
Stockholder distributions	—	—	—	(15,329,682)	(15,329,682)
Repurchase of common stock	(3,000)	(331)	—	(49,590)	(49,921)
Collection of notes receivable, employee stock	—	—	5,779	—	5,779
Balance at September 30, 2015	$3,219,250	$1,794,749	$(3,761)	$36,766,396	$38,557,384

The accompanying notes are an integral part of these financial statements.

New World Systems Corporation

Statements of Cash Flows (unaudited)

	Nine months ended September 30,
	2015	2014
Cash flows from operating activities:
Net income	$18,541,859	$18,926,690
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization	1,283,667	597,388
Loss (gain) on sale of property and equipment	(435)	1,726
Provision for losses - accounts receivable	200,000	(74,947)
Share-based compensation expense	—	289,080

Changes in operating assets and liabilities:
Accounts receivable	2,984,695	3,421,304
Prepaid expenses and other current assets	(434,920)	(1,153,599)
Accounts payable	609,819	(309,455)
Accrued liabilities	10,375,528	7,670,578
Customer deposits	318,157	35,083
Deferred revenue	2,788,153	4,142,832
Net cash provided by operating activities	36,666,523	33,546,680

Cash flows from investing activities:
Additions to property and equipment	(3,479,047)	(769,962)
Net cash used by investing activities	(3,479,047)	(769,962)

Cash flows from financing activities:
Collection of notes receivable, employee stock	5,779	19,235
Repayments of long-term debt	(264,018)	(308,909)
Stockholder distributions	(15,329,682)	(14,411,210)
Net cash used by financing activities	(15,587,921)	(14,700,884)

Net increase in cash and cash equivalents	17,599,555	18,075,834
Cash and cash equivalents at beginning of period	48,018,002	75,720,549
Cash and cash equivalents at end of period	$65,617,557	$93,796,383

Supplemental cash flow information
Cash paid for interest	39,001	49,203
Cash paid for income taxes	88,406	193,249

Supplemental disclosures of non-cash investing and financing activities
Issuance of long term debt for the redemption of common stock	49,921	86,710
Redemption of common stock	(49,921)	(86,710)
Property and equipment in accounts payable	3,279,947	47,180
Vested performance units converted to shares of common stock	—	220,110

The accompanying notes are an integral part of these financial statements.

New World Systems Corporation

Notes to Financial Statements (unaudited)

1.Basis of Presentation

The accompanying unaudited financial statements include those of New World Systems Corporation (the "Company).   Such unaudited financial data as of September 30, 2015 and for the nine months ended September 30, 2015 and September 30, 2014 have been prepared by the Company in conformity with accounting principles generally accepted in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures are adequate to make the information presented not misleading. The year-end balance sheet data were derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States. These consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and the notes thereto.

In the opinion of management, all adjustments necessary to state fairly the Company's statement of financial position as of September 30, 2015 and results of operations and cash flows for the nine months ended September 30, 2015 and September 30, 2014 have been made. The results of operations and cash flows for any interim period are not necessarily indicative of the operating results and cash flows for the full fiscal year or any future periods.

2.Accounting Policies

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  Cash equivalents, consisting of money market funds, represent approximately 84% of total cash and cash equivalents at September 30, 2015.  All of the Company’s cash and cash equivalents are held by two financial institutions and exceed FDIC limits at one financial institution.

Fair Value of Financial Instruments

The Company measures financial assets at fair value on a recurring basis.  Fair value is a market based measurement, not an entity-specific measurement.  Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability.  The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Financial instruments, including cash and cash equivalents, accounts receivable, other current assets and accounts payable are recorded at carrying value. Carrying values approximate fair value due to the short-term maturities of these assets and liabilities.

Long-term debt consists of notes payable to former stockholders and employees as part of stock redemption agreements.   Carrying values approximate fair value.

The accompanying notes are an integral part of these financial statements.

New World Systems Corporation

Notes to Financial Statements (unaudited)

3. Accrued Liabilities

At September 30, 2015 and December 31, 2014, accrued liabilities consisted of the following:

	September 30,	December 31,
	2015	2014

Bonuses	$13,538,604	$3,070,502
Salaries, wages	1,599,941	1,658,547
Commissions	749,127	944,623
Conference expenses	489,519	—
Software	—	243,660
Taxes	40,040	264,862
Other accrued liabilities	453,240	327,533
	$16,870,471	$6,509,727

4.Income Taxes

The Company has elected to include its taxable income with that of its shareholders under the provisions of Subchapter S of the Internal Revenue Code.  No federal income tax provision has been included in the financial statements since the income or loss from operations is required to be reported by the shareholders of the Company on their respective income tax returns.  The Company records state income tax expense on income attributable to states that do not recognize the Company’s S-Corp status.  The amount is estimated based on prior year’s experience.

5.Commitments and Contingencies

Other than routine litigation incidental to our business, there are no material legal proceedings pending to which we are a party.

6.New Accounting Pronouncements

Revenue from Contracts with Customers

On May 28, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.” This ASU is the result of a convergence project between the FASB and the International Accounting Standards Board. The core principle behind ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods and services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for delivering those goods and services. This model involves a five-step process that includes identifying the contract with the customer, identifying the performance obligations in the contract, determining the transaction price, allocating the transaction prices to the performance obligations in the contract and recognizing revenue when (or as) the entity satisfies the performance obligations. The guidance in the ASU supersedes existing revenue recognition guidance and is effective for annual reporting periods beginning after December 15, 2017 with early application not permitted. The ASU allows two methods of adoption; a full retrospective approach where three years of financial information are presented in accordance with the new standard, and a modified retrospective approach where the ASU is applied to the most current period presented in the financial statements.

On August 12, 2015, the FASB voted for a one-year deferral of the effective date of the new standard. The FASB requires application of the new standard no later than annual reporting

The accompanying notes are an integral part of these financial statements.

New World Systems Corporation

Notes to Financial Statements (unaudited)

periods beginning after December 15, 2018, including interim reporting periods therein; however, public entities would be permitted to elect to early adopt the new standard as of the original effective date.  We currently expect to adopt the new standard in fiscal year 2018 in accordance with the revised effective date.

The Company is currently assessing the financial impact of adopting the new standard and the methods of adoption; however, given the scope of the new standard, we are currently unable to provide a reasonable estimate regarding the financial impact or which method of adoption of the new standard we will elect.

Disclosure of Uncertainties about an Entities Ability to Continue as a going concern

In August 2014, the FASB amended existing guidance related to the disclosures about an entity’s ability to continue as a going concern. These amendments are intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. These amendments provide guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations in the financial statement footnotes.   The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016.  Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. The adoption of this standard did not have a material effect on the Company’s operating results or financial condition

7.  Net Property and Equipment

Construction in progress is comprised of costs related to the construction of an office building. Depreciation of these assets begins when the building is ready for its intended use.

 8.Subsequent event

On November 16, 2015, the shareholders of NWS sold the Company to Tyler Technologies, Inc. for $360.0 million in cash and approximately 2.1 million shares of Tyler's common stock.

The Company has performed an evaluation of subsequent events through January 29, 2016, the date the report was available for issuance.

The accompanying notes are an integral part of these financial statements.